                                     LEASE

LEASE, dated March 9, 2000, between Laguna South Exchange LLC, a Washington limited liability company ("Landlord"), and Advanced Digital Information Corporation, a Washington corporation ("Tenant").

1. BASIC LEASE TERMS. This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease; provided, however, to the extent of any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

Lease Premises (see Section 2):

Address:     17275 N.E. 67th Court
             Redmond WA 98052

Rentable Sq. Ft. ("RSF"): 78,676

Rent (See sections 5 and 6):                     Brokers (See Section 36)
Base Monthly Rent: $62,014                       For Tenant:    Leo Backer, Leibsohn and Company
Rent Adjustment: Base Monthly Rent Shall         For Landlord:  Scott Davis, CB Richard Ellis
                 Increase as follows::


Effective Date                            New Base Monthly Rent
--------------                            ---------------------

06-01-2003                                      $63,564.35
06-01-2004                                      $65,153.46
06-01-2005                                      $66,782.29
06-01-2006                                      $68,451.85
06-01-2007                                      $70,163.15
06-01-2008                                      $71,917.23
06-01-2009                                      $73,715.16

Security Deposit: $83,931.45                        Addresses for Notices (See Section 29):

Estimated Additional Rent: $13,768.30               Landlord:     14850 N.E. 31st Circle
                                                                  Redmond WA 98052
                                                                  Attention: Bill Hart/Glenn Hart
                                                                  Phone: 425-556-9100
                                                                  Fax: 425-556-9200

                                                    Tenant:       PO Box 97057
                                                                  Redmond WA 98073-9757
                                                                  Attention: Leslie S. Rock
                                                                  Phone: (425) 881-8004
                                                                  Fax: (425) 881-2296



Term:             Ten (10) years, subject to        Permitted Use (see Section 7): Office, light
                  provisions of Section 3.          manufacturing, warehouse and distribution,
                                                    assembly and repair and maintenance of electronic
                                                    components for the computer industry and sales
                                                    activities directly related thereto.


Commencement Date    See Section 3                  Rent Commencement Date:    Commencement Date subject
                                                                               to Section 4.


Expiration Date      June 14, 2010                  Extension Options: One five (5) year

Operating Expenses (See Section 8): Tenant's
Share is 100% of Operating Expenses

1A. SPECIAL LEASE TERMS. The following additional Lease terms shall apply. To the extent of any inconsistency between this Section 1A and the other provisions of this Lease, this Section 1A shall control.

       1A.1       IMPROVEMENT OF PREMISES.

                  1A.1.1 INITIAL IMPROVEMENTS. Landlord agrees to perform the following work in subparagraphs (a) and (b) below on behalf of Tenant at Landlord's cost and expense prior to Lease Commencement. Landlord will complete the work described in subparagraph (c) below in a timely manner after the permit is issued and work can begin:

                    a) Provide all new gas HVAC units on both the downstairs assembly area and the upstairs office area.
                    b) Repair window seals throughout, and/or replace windows where required.
                    c) Provide a complete parking lot revision as specified in Section 24.

                  1A.1.2 SECONDARY TENANT IMPROVEMENTS. Additionally, Landlord agrees to perform the following work, under acceptable terms and conditions to both parties, at Tenant's sole cost and expense, or to allow Tenant to perform the following work at Tenant's sole cost and expense. In the event Tenant elects to have Landlord perform the following work at Landlord's cost, then the monthly rent shall be adjusted upward by the cost of the improvements at the interest rate set forth in Section 33.8, amortized over the remaining lease term. The amount of Secondary Tenant Improvements that the Landlord is willing to amortize is limited to one hundred and fifty thousand dollars ($150,000). Costs of such improvements in excess of $150,000 shall be paid to Landlord by Tenant upon completion of the work. The following Tenant improvements have been approved by Landlord and Tenant shall not be required to remove these improvements at the termination or expiration of the Lease:

                    a) Construct the low bay mezzanine space into a/c assembly area complete with a drop ceiling, 75 foot candles of lighting, sprinklered, VCT or comparable flooring and SO power drops.
                    b) Sheetrock, tape and paint all walls in the low-bay assembly area.
                    c) Improve lighting in the high-bay warehouse area to 75 foot candles.
                    d)     Upgrade lunchroom and rest rooms in office area.
                    e) Add or expand existing rest rooms on the first floor, location subject to Landlord approval.
                    f) Add or expand existing rest rooms in the high-bay area for manufacturing to accommodate approximately 100 employees.
                    g) Remove approximately 10 offices in the office area (subject to Landlord's consent).
                    h)     Demolish walls in low-bay area.
                    i)     Re-configure the lunch room into office or lab space.
                    j) Construct a new lunch room in the southeast corner of the first floor (assembly space) near the main entrance to accommodate approximately 160 employees.
                    k) Add air conditioning (at Tenant's option) to the high-bay warehouse.

         1A.2 MEASUREMENT. The RSF contained in the Premises has been determined under this Lease to be 78,676 square feet based upon a measurement equal to the "Construction Area" (for a single-tenant building), as defined in the Building Owners and Managers Association International (BOMA) American National Standard Method for Measuring Floor Area in Office Buildings, which measurement Landlord and Tenant accept and approve. Landlord and Tenant further acknowledge and agree that any calculation of Base Monthly Rent on a per RSF basis is for convenience of calculation purposes only in order to determine the Base Monthly Rent. Any actual measurement of the square footage or rentable square footage of the Premises and Building shall not be relevant to or control the calculation of Base Monthly Rent.

         1A.3 SIGNAGE. LANDLORD SHALL ALLOW TENANT TO INSTALL EXTERIOR BUILDING SIGNAGE IDENTIFYING TENANT ON THE BUILDING. SAID SIGNAGE IS SUBJECT TO CITY OF REDMOND APPROVAL.

2. PREMISES. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Premises described on EXHIBIT A-1 and consisting of approximately the RSF designated in Section 1. The Premises are the entirety of the building (the "Building"), located on the real property described on EXHIBIT A-2 ("Property").

3.       TERM.

         3.1      The term of this Lease ("Term") shall commence on the later of
                  (1) June 15, 2000, or (2) fifteen days after after Landlord's work set forth in Section 1A.1.1 above is completed.

         3.2      The Term shall expire on the Expiration Date set forth in
                  Section 1, unless sooner terminated as provided in this Lease.

4.       CONSTRUCTION OF PREMISES; EARLY POSSESSION; DELAYED DELIVERY OF
         POSSESSION.

         4.1 Any improvements to or construction on the Premises shall be carried out in accordance with applicable work documents approved as provided for herein.

         4.2 If Landlord permits Tenant to occupy the Premises prior to the Commencement Date set forth in Section 1, the Commencement Date shall be such date of occupancy. Tenant's occupancy prior to the originally Scheduled Commencement Date shall be subject to all the provisions of this Lease and shall not advance the Expiration Date. In addition, the provisions of Section 14 of this Lease shall apply during the period commencing on the first date upon which Tenant or its employees, agents, or contractors are present on the Premises.

         4.3 If Landlord for any reason cannot deliver possession of the Premises to Tenant at the Commencement Date in addition to the provisions of the Landlord's Construction Agreement relating to such delay, the following shall occur: (i) the Commencement Date shall be the date on which possession of the Premises is delivered to Tenant, (ii) this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and (iii) the Rent Commencement Date shall be delayed and shall commence on the delayed Commencement Date, except as provided in Section 4.4.

         4.4 If any act or failure to act by Tenant causes any delay in Landlord's completion of the Premises, thereby delaying Tenant's occupancy of the Premises beyond June 1, 2000, then Landlord may at its option require Tenant to commence payment of Rent on June 1, 2000, notwithstanding such delay in delivery of possession.

5.       RENT.

         5.1 Tenant shall pay to Landlord the Base Monthly Rent specified in Section 1 and the Additional Rent as set forth in Section 8 and elsewhere in this Lease (the Base Monthly Rent and the Additional Rent are collectively referred to as "Rent"). Rent shall be paid in advance, on or before the first day of each calendar month of the Lease Term.

         5.2 Rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, except as otherwise expressly provided in this Lease, without abatement or suspension. Any such abatement or suspension shall be null and void upon any default by Tenant hereunder, and Tenant shall thereafter upon Landlord's demand pay to Landlord 200% of the amount of Rent abated or suspended.

         5.3 Payment of Rent shall begin on the Rent Commencement Date set forth in Section 1, subject to Section 4. Rent for any period during the Lease term that is for less than one month shall be prorated for the actual number of days in such period.

         5.4 All Rent shall be paid to Landlord at the address for notices set forth in Section 1, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

6.       PREPAID RENT AND SECURITY DEPOSIT.

         6.1 Upon execution of this Lease, Tenant shall pay to landlord the First Months Rent. The Security Deposit set forth in Section 1 shall not be due until the first day of year five (5) of this Lease (the Prepaid Rent and the Security Deposit being collectively referred to as the "Deposit").

         6.2 Landlord shall have the right to all or any of the Deposit to cure any Default by Tenant under this Lease or to compensate Landlord for any damage sustained by it resulting from such Default. In the event of any such application of the Deposit, Tenant shall, on demand, immediately pay to Landlord the amount necessary to replenish the Deposit to the amount set forth in Section 1. The Security Deposit will not be used to remove the approved Tenant Improvements.

         6.3 If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return the remaining Security Deposit to Tenant, less any amounts necessary to return the Premises and the approved Tenant Improvements to their original condition, reasonable wear and tear excepted. Approved Tenant Improvements will not need to be removed from the Premises pursuant to Section 1A.1.2 above).

         6.4 In the event this Lease is terminated before the end of the Term for any reason, any Rent paid for any period after the date of such termination shall be treated as an addition to the Security Deposit.

         6.5 Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the security deposit separate from Landlord's general funds or may commingle the Security Deposit with other funds of Landlord. No interest shall accrue for Tenant on the Deposit.

7.       USE OF PREMISES.

         7.1 Tenant shall use the Premises only for the purpose set forth in Section 1. Tenant acknowledges that it has determined to its satisfaction that the Premises can be used for those purposes. Tenant waives any right to terminate this Lease in the event the Premises cannot be used for such purposes during the Term. The Premises may not be used for any other purpose without Landlord's written consent.

         7.2 Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the cost of or affect any fire or other insurance upon the Building or any part thereof or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents.

         7.3 Tenant shall not use or allow the Premises to be used for any unlawful purpose or in any way constituting a nuisance.

8.       ADDITIONAL RENT FOR OPERATING EXPENSES.

         8.1 TENANT PAYMENT. Tenant shall pay, as Additional Rent, all Operating Expenses. Operating Expenses shall be payable on or before the first day of the first full calendar month of the Term or upon the Commencement Date, whichever first occurs, and on the first day of each successive calendar month thereafter during the Term in the same manner as Base Monthly Rent.

         8.2 ACCOUNTING PERIOD. An accounting period is a calendar year; except the first accounting period shall commence on the Commencement Date and end in December 31 of the same calendar year. The last accounting period shall end on the Expiration Date of the Lease Term. Annualized Operating Expenses shall be prorated on a per diem basis for any accounting period that is less than a full calendar year.

         8.3 ADJUSTMENT. Landlord can adjust the Operating Expenses at the commencement of each new accounting period throughout the Lease term, whereupon Tenant's Additional Rent shall be adjusted accordingly. Prior to each January 1 of the Term, Landlord shall furnish Tenant a written statement of the estimated monthly Operating Expenses for the coming calendar year. The estimated monthly Operating Expenses for the period before the first January 1 after the Commencement Date will be provided by Landlord to Tenant no later than 90 days prior to the Commencement Date. Landlord may, by written notice to Tenant, revise its estimate of Operating Expenses from time to time by written notice to Tenant, following which notice Tenant shall increase or decrease, as the case may be, the Additional Rent for the remainder of that accounting period.

         8.4 RECONCILIATION. Within 90 days after each January 1 during the Term, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Expenses during the preceding calendar year (or portion of such calendar year after the Commencement Date). To the extent actual Operating Expenses exceeded the estimated Operating Expenses paid by Tenant, Tenant shall pay Additional Rent to Landlord within 30 days after receipt of such statement by Tenant, together with interest at the rate set forth in Section 33.8. To the extent actual Operating Expenses were less than the estimated Operating Expenses paid by Tenant, Tenant shall receive a credit against its next payable Rent or such amount shall otherwise be refunded to Tenant as Landlord determines in its sole discretion.

         8.5 DEFINITIONS. "Operating Expenses" means all expenses and charges incurred by Landlord in the operation of the Building and Property, as a first-class facility, including without limitation the following costs by way of illustration: (i) all real property taxes, assessments and other general or special charges levied during the Term by any public, governmental or quasi-governmental authority against the real or personal property included in the Building or Property, including without limitation Landlord's personal property used in the maintenance, repair or operation of the Building or the Property, or any other tax on the leasing of the Building or in the rents from the Building (other than federal, state or local income or franchise tax); (ii) any and all assessments, fees, charges and impositions Landlord must pay for the Building and Property, transportation or any other improvement monitoring or management plans, or any other covenant, condition or reciprocal easement agreements; (iii) electricity, gas and similar energy sources, refuse collection, water, sewer and other utilities' services for the Building and the Property; (iv) all licenses, permits and inspection fees, property management fees paid to independent or affiliated contractors or to Landlord, and legal, accounting and other professional expenses; (v) all costs and expenses relating to the Premises Maintenance Obligations (as defined in Section 9.1), including reasonable reserves; (vi) all costs and expenses relating to the Premises Services Obligations (as defined in Section 9.2), including reasonable reserves; (vii) all costs of improvements or alterations to the Building and Property required by Laws, or to save labor, or to reduce Operating Expenses; (viii) all premiums and deductibles for liability, property damage, casualty, automobile, rental loss, compensation or other insurance maintained by Landlord for the Building or Property; (ix) the cost (amortized over such reasonable period of time as Landlord shall determine together with market rate interest as reasonably determined by Landlord on the unamortized balance) of any capital improvements made to the Property or Building by Landlord for the replacement of any Building equipment needed to operate the Building at the same quality levels as prior to replacement; (x) costs incurred in the management of the Building and Property (including supplies, wages and salaries of employees used in the management, operation and maintenance thereof and payroll taxes and similar governmental charges with respect thereto, and Building management office rental, if any) commensurate with the costs charged tenants for management of similar buildings with similar tenants in the Bellevue/Redmond area; and (xi) any other expense or charge whether or not described above that in accordance with generally accepted accounting and management practices is properly an expense of maintaining, operating or repairing the Building or Property. Operating Expenses shall not include depreciation on the Building or equipment therein, Landlord's executive salaries, real estate brokers' commissions, and costs or expenses for which Landlord is reimbursed or indemnified, by an insurer or condemnor. Except as provided for above, Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once.

         8.6 TENANT OBLIGATION. Landlord shall have the same rights with respect to Tenant's nonpayment of Operating Expenses as required under this Lease as it has with respect to any other nonpayment of Rent under this Lease.

9.       PREMISES MAINTENANCE AND SERVICES OBLIGATIONS.

         9.1 PREMISES MAINTENANCE OBLIGATIONS. Landlord shall cause to be performed all repairs, maintenance, cleaning, replacements, resurfacing and monitoring to the roof membrane, roof, irrigation system, patios, decks, exterior finishes and painting, exterior windows, parking areas, and grounds of the Premises and the Building. Tenant shall cause to be performed all repairs, maintenance, cleaning, replacements, resurfacing and monitoring of all other parts and areas of the Premises, Building and Property, including, without limitation, the elevator equipment and system, the signs, interior windows, doors, skylights, service areas, interior finishes and painting, heating, ventilating and air conditioning systems, cleaning and refuse removal systems, and similar items. The Landlord's obligations shall include establishing reserves (but excluding the telephone, data, cable television, satellite transmission, computer and security systems of the Premises), and any other reasonable and necessary maintenance, repair and replacement (but excluding Tenant's obligations set forth above and trade fixtures) required to keep the Premises, Building and Property in first class order, condition and repair and in compliance with all service and maintenance requirements imposed by any warranty, service or maintenance contract in effect for any portion of the Premises, building or Property (collectively, "Premises Maintenance Obligations").

         9.2 PREMISES SERVICES OBLIGATIONS. Landlord shall arrange for and cause to be provided, all services to the Premises, Building and Property of a continuing nature, including without limitation, janitorial, landscape and irrigation system maintenance, parking lot sweeping and maintenance, window washing, rubbish removal, maintenance of the heating, ventilating, and air conditioning systems, property management services and other similar desired and necessary services (but excluding telephone, cable television, data transmission, satellite transmission, and security system services or computer cabling or wiring) (collectively "Premises Services Obligations").

         9.3      OPERATING EXPENSE. In the manner and to the extent provided in
                  Section 8, any and all costs arising from Landlord's performance of the Premises Maintenance and Services Obligations shall be paid in full by Tenant as Additional Rent and Operating Expenses under this Lease.

         9.4 DEFAULT. Landlord shall perform Landlord's Premises Maintenance and Service Obligations diligently and promptly as circumstances warrant, but so long as Landlord acts with such diligence, Landlord shall not be liable for any failure to perform Landlord's Premises Maintenance and Services Obligations unless such failure shall persist for the period beyond that cure period stated in Section 18.2 after written notice of the failure to perform such Premises Maintenance and Services Obligations is given to Landlord by Tenant. Tenant shall perform Tenant's Premises Maintenance Obligations diligently and promptly as circumstances warrant. Failure to do so shall constitute a default under Section 18.1, subject to the cure periods provided for therein.

         9.5 SURRENDER. Tenant shall surrender the Premises to Landlord upon the expiration or sooner termination of this Lease, in the same condition as when received or as Tenant has modified the Premises with Landlord approval, excluding ordinary wear and tear. Upon expiration or termination of this Lease, any and all damage done to the Premises as a result of Tenant's removal of any personal property, fixtures or furnishings shall be repaired and the Premises restored, at Tenant's expense.

         9.6 NO OBLIGATION TO ALTER. Except as provided elsewhere in this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, including without limitation any obligation to alter or remodel the Premises as may be required under the Americans with Disabilities Act. Tenant affirms that Landlord has made no representations to Tenant about the condition of the Premises or the Building, except as specifically herein set forth.

         9.7 TENANT WAIVER. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

10.      STRUCTURAL AND UTILITY MAINTENANCE AND REPAIR RESPONSIBILITY.

         10.1 STRUCTURAL REPAIRS. Subject to the provisions of Section 15, Landlord shall, at Landlord's expense, maintain, repair and replace the roof structure (excluding membrane (except that, if the average costs to maintain, repair and replace the membrane incurred by Tenant over the term (or extension of term, if extended) exceed $5,000 a year, then at the end of the Term Landlord will reimburse Tenant for the aggregate amount of the annual overage in excess of $5,000)), all exterior and bearing walls, the floor slab and the foundation of the Building ("Structural Repairs"). Landlord shall give reasonable advance notice to Tenant of such repairs to the extent practical and feasible.

         10.2 UTILITIES REPAIRS. Subject to the provisions of Section 15, Landlord shall, at Landlord's expense, if required, or cause the utility purveyor to maintain, repair and replace the underground electrical, water, sewer and plumbing utility systems serving the Buildings insofar as such utility systems are located outside the Building between the public right of way and the Building, and the conduits and pipes or wiring located therein and forming a part thereof, ("Utility Systems Repairs").

         10.3 TENANT'S RESPONSIBILITY. To the extent that such Structural Repairs or Utility Systems Repairs are necessitated in part or in whole by the act, neglect, fault, or omission of any duty by the Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the reasonable costs of such Structural Repairs or Utility Systems Repairs, within thirty
                  (30) days after Landlord's submission of a reasonably detailed invoice for the same, but only to the extent such costs were necessitated by the act, neglect, fault or omission of any duty by the Tenant. Landlord shall not be liable for any failure to make any such Structural Repairs or Utility Systems Repairs, unless such failure shall persist after Landlord's receipt of written notice from Tenant and beyond the cure periods set forth in Section 18.2.

11.      UTILITIES AND SERVICES.

         11.1 LANDLORD RESPONSIBILITY. Landlord shall arrange for and cause to be provided, at Tenant's expense, heat, light, water, electricity, gas and any and all other utility services, excluding, however, telecommunications and data communications services, telephone service, cable television service, satellite transmission service, if any, or computer cabling or wiring.

         11.2 TENANT RESPONSIBILITY. Tenant shall pay, as Additional Rent, prior to delinquency, for heat, water, electricity, gas and any and all other utility services supplied to the Premises and will pay any required deposits therefor. Tenant shall keep the temperature of the Building at such level as may reasonably be requested by Landlord to protect the Building. At Tenant's request, Tenant may be billed directly by utility providers for some or all of utility services provided to the Building and Premises. In such event those utility expenses will not be considered as Operating Expenses or Additional Rent. However, if Tenant fails to timely pay for such utility services, Landlord shall have the right to pay such utility expenses on behalf of Tenant and Tenant shall reimburse Landlord as Additional Rent for such payment within five (5) days of Landlord's demand, together with late fees and interest as provided for in Section 33.8. In addition, if Tenant fails to timely pay any utility expenses, Tenant shall forfeit at Landlord's option the right to pay utility expenses through direct billing and utility expenses shall then be included as Operating Expenses.

         11.3 FAILURE OF SERVICES. In the event of any failure or interruption of such utilities and services, Landlord shall diligently attempt to resume service promptly. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of utilities or services, no eviction of Tenant shall result from any such failure or interruption, and Tenant shall not be relieved from the performance of any obligation in this Lease because of such failure or interruption.

12. LIMITS ON LANDLORD'S LIABILITY. Landlord's liability in respect to its obligations under Section 9, 10 and 11 to repair and maintain portions of the Premises and Building and to provide utilities and services (collectively, "Repair and Service Obligations") is subject to the following limitations.

         12.1 CIRCUMSTANCES BEYOND LANDLORD'S CONTROL. Landlord shall not be liable for any failure of Repair and Service Obligations when such failure is caused by (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel from the providers thereof, (iv) acts of God or (v) any other cause beyond Landlord's reasonable control.

         12.2 LANDLORD LIABILITY. Subject to Section 12.1, Landlord shall not be liable for any failure of Repair and Service Obligations, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance or of the interruption of services is given to Landlord by Tenant. Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, or the Property, or to fixtures, appurtenances, and equipment therein, or the failure of Repair and Service Obligations. Without limiting the generality of this Section 12, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord in respect of its Repair and Service Obligations, even if Landlord has been advised of the possibility of such consequential damages.

         12.3 RENT ABATEMENT. Except as specifically provided in Sections 15 and 16, there shall be no abatement of Rent in any circumstances under this Lease.

13. ALTERATIONS AND ADDITIONS BY TENANT. With prior written consent of Landlord, Tenant may make at its expense additional improvements or alterations to the Premises. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord, by contractors approved by Landlord, and subject to Landlord's reasonable rules and regulations regarding such construction. All work performed shall be done lien-free in a workmanlike manner and shall become the property of Landlord. Landlord may require that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to 150% of the estimated cost of any improvements, additions, or alterations in the Premises. Landlord shall not unreasonably withhold its consent to Tenant's proposed alterations or improvements if the conditions of this Section 13 are satisfied. All such alterations and improvements shall become the property of Landlord; provided that Landlord may require Tenant to remove any improvements or alterations at the expiration or termination of the Term (except those improvements which Landlord has agreed may remain, either as provided herein or after the date hereof), such removal to occur at Tenant's expense; and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal. In the event Tenant fails to remove any improvements or alterations as required by Landlord or repair any damage occurring during such removal, Landlord shall be entitled to remove any improvements or alterations or make such repairs, at Tenant's expense, and shall further be entitled to draw upon the Deposit.

14.      INSURANCE; INDEMNITY.

         14.1 TENANT WAIVER. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damage to any person or property in or about the Premises, Building, Property or Common Areas by or from any cause whatsoever, including without limitation any acts or omissions of any other tenants, licensees or invitees of the Building.

         14.2 TENANT INDEMNITY. Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) Landlord and hold harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) whatsoever that may arise out of or in connection with Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or Tenant's breach of its obligations under this Lease. To the extent necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnity constitutes a waiver of Tenant's immunity under the Washington Industrial Act, RCW Title 51. This indemnity shall survive the expiration or termination of the Term. Landlord and Tenant acknowledge that this indemnity obligation has been negotiated and agreed to by them.


                                                     /s/  [ILLEGIBLE]
                  -------------------                -----------------
                  Landlord's Initials                Tenant's Initials


         14.3 LANDLORD RESPONSIBILITY. The exculpation, release and indemnity provisions of Sections 14.1 and 14.2 shall not apply to the extent the subject claims thereunder were caused by Landlord's gross negligence or willful misconduct. However, in no event shall Landlord be liable to Tenant for consequential damages.

         14.4 TENANT INSURANCE. Tenant shall procure and maintain throughout the Term at Tenant's expense, the following insurance:


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



                  14.4.1 Comprehensive general public liability insurance, insuring Tenant against liability arising out of the Lease and the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $5,000,000 combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence (or in such amount as Landlord determines in its reasonable discretion). Such policy shall insure the operations of independent contractors and contractual liability (covering the indemnity in Section 14.2) and shall;
                  (1) name Landlord as an additional insured, (ii) provide a waiver of subrogation endorsements with respect to Landlord, and (iii) provide that it is primary and noncontributing with any insurance in force or on behalf of Landlord.

                  14.4.2 Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all personal property for which Tenant is legally liable or that was installed at Tenant's expense, and that is located in the Building or Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, and equipment and all improvements to the Premises installed by Tenant, in an amount not less than 90% of the full replacement cost thereof. In the event of a dispute as to the amount of full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. Such policy shall also include business interruption coverage, covering direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building, in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees to Landlord as insured parties, as their respective interests may appear.

                  14.4.3 Workman's Compensation and Employer's Insurance (as required by state law).

                  14.4.4 Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

         14.5 POLICIES. All policies of insurance to be obtained by Tenant hereunder shall be in a form satisfactory to Landlord and shall be issued by insurance companies holding a General Policyholder Rating of "A" and a Financial Rating of "X" or better in the most current issue of Best's Insurance Guide. Tenant shall provide Landlord with certificates of such insurance. No such policy shall be cancelable or reducible in coverage except after 30 days' prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

         14.6 LANDLORD'S INSURANCE. Landlord shall maintain liability and casualty insurance for the Building and Property adequate in Landlord's judgment to cover (with deductibles deemed appropriate by Landlord) the risks customarily insured against by owners of properties similar to the Building.

         14.7 PROCEEDS. The proceeds of any insurance policies maintained by or for the benefit of Landlord shall belong to and be paid over to Landlord. Any interest or right of Tenant in any such proceeds shall be subject to Landlord's interest and right in such proceeds.

         14.8 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Tenant and Landlord each waives its entire right of recovery, claims, actions, or causes of action against the other for loss or damage to the Premises, Building, or Property or any personal property of such party therein that is caused by or incident to the perils covered by normal extended coverage clauses of standard fire insurance policies carried by the waiving party and in force at the time of damage or loss, including without limitation deductibles and retentions under any such insurance policies in effect, and self-insurance against any such perils. Tenant and Landlord each waives any right of subrogation it may have against the other party to the extent of recovery under any such insurance, and shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such loss or damage. If either Landlord or Tenant is unable to obtain its insurer's permission to waive any claim against the other party, such party shall promptly notify the other party of such inability.

         14.9 NOTICE OF ACCIDENTS. Tenant shall promptly notify Landlord of any casualty or accident occurring in or about the Premises.

15.      DESTRUCTION.

         15.1 If the Premises or the Building is destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part as reasonably determined by Landlord, or if any destruction of the Premises or Building occurs in the last two (2) years of the Term, then Landlord shall have the right but not the obligation to proceed with reasonable diligence to rebuild and restore the Premises or the Building or such part thereof.

         15.2 Landlord shall within 30 days after such destruction or injury notify Tenant whether Landlord intends to rebuild. If Landlord fails to notify Tenant within such period, then this Lease shall terminate as the end of such period.

         15.3 During the period from destruction or damage until restoration (or termination of this Lease), Rent shall be abated in the same ratio as that portion of the Premises which Landlord determined is unfit for occupancy shall bear to the whole Premises, to the extent that Landlord receives the proceeds of Tenant's business interruption insurance. If damage is due to the fault or neglect of Tenant or its agents, employees. invitees, or licensees, there shall be no abatement of Rent.

         15.4 Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, or any other improvements to the Premises installed by Tenant. Instead, if Landlord repairs or rebuilds the Premises under this Section 15, Tenant shall repair or rebuild such Tenant-installed improvements and other items of property.

         15.5 Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

16.      CONDEMNATION.

         16.1 If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession.

         16.2 If more than 25% of the floor area of Premises is taken by condemnation, Landlord or Tenant may, by written notice to the other within ten days after notice of such taking, terminate this Lease as to the remainder of the Premises as of the date the condemning authority takes possession.

         16.3 If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. However, if circumstances make abatement based on floor area unreasonable, the Rent shall abate by a reasonable amount to be determined by Landlord. In the event that neither Landlord nor Tenant elects to terminate this Lease, Landlord's responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as determined by Landlord.

         16.4 Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Tenant shall only be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to improvements to the Premises installed by Tenant, Tenant's trade fixtures and removable personal property. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

         16.5 Landlord shall have the exclusive authority to grant possession and use to the condemning authority and to negotiate and settle all issues of just compensation or, in the alternative, to conduct litigation concerning such issues; provided however, that Landlord shall not enter into any settlement of any separate award that may be made to Tenant as described in Section 16.4 without Tenant's prior approval of such settlement, which approval shall not be unreasonably withheld or delayed.

17.      ASSIGNMENT AND SUBLETTING.

         17.1 Tenant shall not assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises, without first obtaining the written consent of Landlord, such consent shall not be unreasonably withheld or delayed.. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify an effective date which shall be the first day of a calendar month and shall be not less than 30 days after the date of such notice. This Lease shall not be assignable by operation of law. Tenant shall further provide to Landlord other information and creditworthiness materials concerning any proposed assignee or sublessee as is requested by Landlord.

         17.2 If Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, or liquidation, or any change in the ownership of or power to vote 50% or more of the outstanding voting stock of Tenant shall constitute an assignment under this Lease. If Tenant is a partnership or limited liability company, any change in the identity or majority ownership of partners or members in Tenant serving as general partner or manager or owning 50% or more of the outstanding economic interests in such entity shall constitute an assignment under this Lease.

         17.3 In the alternative to consenting to a proposed assignment or sublease, Landlord shall have the right to recapture the Premises, or applicable portion thereof. Landlord may exercise such right by notice to Tenant within 20 days after receipt of Tenant's notice. Such recapture shall terminate this Lease as to the applicable portion of the Premises effective on the effective date proposed in Tenant's notice.

         17.4 If Landlord elects not to recapture and thereafter elects to give its consent to the proposed assignment or sublease, (i) Landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with such consent; (ii) in the event of a sublease, Landlord and Tenant shall share equally in any rent and other proceeds paid to Tenant in excess of the Rent to be paid to Landlord under this Lease; and (iii) in the event of an assignment or a sublease, Tenant shall remain liable to Landlord for the performance of all Tenant's obligations under this Lease.

         17.5 If the Lease is assigned pursuant to the provisions of said Revised Bankruptcy Act, 11 U.S.C. Section 101 et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord's exclusive property and paid or delivered to Landlord, and shall not constitute the property of tenant or tenant's estate on bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant's obligations under this Lease.

         17.6 In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any act, occurrence, or omission occurring after sale or assignment; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment.

         17.7 Subject to the provisions of this Section 17, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

18.      DEFAULT.

         18.1 The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant ("Default"):

                  18.1.1 vacation or abandonment of all or any portion of the Premises;

                  18.1.2 failure by Tenant to make any payment required as and when due, where such failure shall continue after three days' written notice from Landlord;

                  18.1.3 failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue after 30 days' written notice from Landlord; or

                  18.1.4 (i) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within 30 days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease;
                  (iv) the seizure by any department of any governmental or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.

         18.2 Tenant shall notify Landlord promptly of any Default by Tenant (or event or occurrence which, with the passage of time, the giving of notice, or both, would become a Default) that by its nature is not necessarily known to Landlord.

         18.3 Landlord shall be in default if it fails to observe or perform any of the covenants, conditions, or provisions of this Lease, where such failure shall continue after 30 days' written notice from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, Landlord shall not be in default if Landlord commences performance within 30 days after Tenant's notice and thereafter completes such performance diligently and within a reasonable time. Tenant shall copy Landlord's lender with any such notice of default, if Tenant has been provided with the name and address of any such lender.

         18.4 In no event shall a default by Landlord under this Lease give rise to any right of Tenant to terminate this Lease or withhold or offset the payment of Base Monthly Rent or Additional Rent. The obligations of Tenant to pay Base Monthly Rent and Additional Rent shall continue unaffected in all events unless suspended or terminated pursuant to an express provision of this Lease.

19.      REMEDIES IN DEFAULT.

         19.1 Upon a default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                  19.1.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

                  19.1.2 Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, brokers' commissions, expenses of cleaning the Premises required by the reletting, and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

                           (i) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                           (ii) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                           (iii) The worth at the time of award of the amount by
                                 which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                           (iv)  Any other amount necessary which is to
                                 compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises; (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants;
                                 (C) for leasing commissions; and (D) necessary or appropriate to relet the Premises; plus

                           (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington.

                  19.1.3 The "worth at the time of award" of the amounts referred to in subsections 19.1.2(i) and 19.1.2(ii) above is computed by allowing interest at the interest rate in Section
                  33.8 on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in subsection 19.1.2(iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at time of award plus one percent (1%).

         19.2 Whether Landlord has elected to terminate this Lease or not, Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenant's Default, including without limitation the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker's commissions, and attorneys' fees.

20. ACCESS. Tenant shall permit Landlord to enter the Premises at all reasonable times for the purpose of inspecting, altering, and repairing the Premises and the Building and ascertaining compliance with the provisions of this Lease by Tenant. The existence or exercise of such right of access shall not be construed as imposing any obligation on Landlord to inspect, discover or correct or repair any condition in the Premises or the Building. Landlord may also show the Premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not materially interfere with Tenant's business operation.

21. HOLD-OVER TENANCY. If without execution of a new Lease or written extension Tenant shall hold over after the expiration or termination of the Term, with Landlord's written consent, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law, unless the parties agree otherwise at the time of Landlord's consent. If Tenant shall hold over after expiration or termination of the Term without Landlord's written consent, the Base Monthly Rent payable shall be 200% of the Base Monthly Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent. During any such tenancy, Tenant shall continue to be bound by all of the terms, covenants, and conditions of this Lease, insofar as applicable.

22. COMPLIANCE WITH LAWS. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance, or governmental rule or regulation and any restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, Building, Common Areas or Business Park, now and hereafter in force ("Laws"). Tenant shall at its sole cost and expense promptly comply with all Laws, including without limitation the Americans with Disabilities Act, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the use or occupancy of the Premises. Notwithstanding the foregoing, Landlord warrants and represents that as of the Commencement Date, the Premises and Building will be, to the best of Landlord's knowledge, in compliance with all Laws. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action, whether Landlord be a party thereto or not, that Tenant has violated any Law, shall be conclusive of the fact as between Landlord and Tenant.

23. RULES AND REGULATION. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate with respect to the Premises, Building, their structure or systems. Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations. Additions and modifications to rules and regulations shall be binding on Tenant upon delivery of a copy of them to Tenant.

24. PARKING. Parking on the Premises shall be revised per EXHIBIT C, subject to City of Redmond approval, to provide a minimum of 135 parking spaces. Tenant may further maximize available parking stalls and or truck dock access by re-striping all or a portion of the parking lot depicted on EXHIBIT C to accommodate a higher ratio of compact stalls, and to add tandem stalls, and Tenant will be solely responsible for all costs and permits required to add additional stalls. Landlord shall work with Tenant in order help to maximize its truck dock access. Tenant's parking on the Premises shall be subject to reasonable rules and regulations and any charges that may be established or altered by Landlord for such parking facilities from time to time. Tenant shall comply with any and all private and governmentally imposed parking restrictions applicable to the Premises, including without limitation, the requirements of all designations placed on parking stalls, such as car pools. Tenant on the fifth month of commencement of lease term or November 15, 2000 whichever occurs first shall have a one time right to cancel this lease, if the Landlord is unable to secure a permit for the revised parking by this time. Tenant shall notify Landlord in writing within fifteen (15) days after the fifth (5th) month of this lease of its intention to terminate. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification.

25. ESTOPPEL CERTIFICATES. Tenant shall execute, within ten business days following Landlord's request, a certificate in such reasonable form as may be required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord's successor after a sale or foreclosure, certifying: (i) the Commencement Date of this Lease, (ii) that the Lease is unmodified and in full force and effect, (or if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that there have been no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, (iv) the dates to which the Base Monthly Rent, Additional Rent and other charges have been paid, and (v) any other information reasonably requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except to the extent represented by Landlord, that there are no uncured defaults in Landlord's performance under this Lease, and that not more than one month's Rent has been paid in advance. Tenant's failure to deliver said statement within ten business days of request, shall constitute Tenant's Default.

26. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds of trust, or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Landlord serves the right; however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease. Tenant shall execute and deliver on request and in the form requested by Landlord, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination. Should Tenant fail to sign and return any such documents within ten business days of request, Tenant shall be in Default. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

27. REMOVAL OF PROPERTY. On expiration or other termination of this Lease, Tenant shall remove (i) all personal property of Tenant on the Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, cabling, wiring and equipment; (ii) all improvements to the Premises which Landlord requests be removed under
         Section 13; and (iii) at Landlord's request, all non-standard or specialty improvements made to the Premises by Landlord or Tenant. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installation or removal of such property of Tenant. All property of Tenant remaining on the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. Landlord may store such property of Tenant in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property of Tenant without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any other amounts that may then be due from Tenant to Landlord under this Lease, and any balance shall be paid to Tenant.

28. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all personal property taxes payable with respect to all property of Tenant located on the Premises or the Building and promptly upon request of Landlord shall provide satisfactory evidence of such payment. "Personal property taxes" under this Section 28 shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

29. NOTICES. All notices under this Lease shall be in writing. Notices shall be effective (i) when mailed by certified mail, return receipt requested (ii) when personally delivered, or (iii) when sent by fax, in each case to the address or fax number of the receiving party set forth in Section 1, Either party may change its address and fax number for notices to the other from time to time.

30. CONDITION OF PREMISES. By taking possession of the Premises, Tenant accepts the Premises as being in good, sanitary order, condition and repair, and further accepts all aspects of the Premises, Building, and Property in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied, from Landlord.

31.      HAZARDOUS SUBSTANCES.

         31.1 Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, emit, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations ("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations.

         31.2 Tenant shall indemnify and defend (with counsel approved by Landlord) Landlord, and hold Landlord harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys' fees) arising out of or in any way relating to the Release by Tenant or any of its agents, representatives, employees or invitees, or the presence of any Hazardous Substances in, on or about the Premises occurring as a result of or in connection with Tenant's use or occupancy of the Premises at any time after the Commencement Date.

         31.3 Landlord shall have the right from time to time to enter the Premises, Building and Property and inspect the same for the presence of Hazardous Substances and compliance with the provisions of this Section 31 and inspect the Premises, Building and Property. Landlord may cause tests to be performed for Hazardous Substances on the Premises from time to time. Tenant shall bear the cost of the first such test in any calendar year and any other such test that occurs upon a reasonable suspicion by Landlord that there may be Hazardous Substances in the Premises in violation of Tenant's obligations under this Lease.

         31.4 The provisions of this Section 31 shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.

32. SIGNS. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall observe and comply with the requirements of all Laws.

33.      GENERAL PROVISIONS.

         33.1 ATTORNEYS' FEES. In the event Landlord reasonably requires the services of any attorney in connection with any Default or violation by Tenant of the terms of this Lease or the exercise by Landlord of its remedies for any Default by Tenant under this Lease, or a request by Tenant for Landlord's waiver of any terms of this Lease or extension of time to perform or pay any obligation of Tenant under this Lease, Tenant shall promptly on demand reimburse Landlord for its reasonable attorneys' fees incurred in such instance. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or otherwise arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys' fees, witness fees, and court costs incurred therein and in preparation therefor.

         33.2 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

         33.3 CUMULATIVE REMEDIES. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         33.4 EXHIBITS; ADDENDA. Exhibits and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.

         33.5 INTERPRETATION. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

         33.6 JOINT OBLIGATION. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

         33.7 KEYS. Upon expiration or termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for payment of Rent and shall inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

         33.8 LATE CHARGES; INTEREST. Late payment by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult and impractical to ascertain. Such costs include without limitation processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, Tenant shall pay to Landlord as Additional Rent a late charge equal to five percent (5%) of such installment as liquidated damages for such late payment, other than for time value damages. Payment of the Rent via Tenant's delivery of a check returned for "Insufficient Funds" shall constitute the delinquent payment of Rent and shall be subject to the late charge and interest provisions of this Section. In addition, any Rent or other sums due under this Lease to Landlord that is not paid when due shall bear interest at the rate per annum of two percent (2%) over the prime rate in effect at U.S. Bank, Seattle Main Office, on the day such Rent or other sum was due. The existence or payment of charges and interest under this Section shall not cure or limit Landlord's remedies for any Default under this Lease. Tenant will have a one (1) five (5) day grace period per year of the lease term that rent will not be deemed late.

         33.9 LIGHT, AIR, AND VIEW. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.

         33.10 MEASUREMENTS. All measurements of the Premises stated in this Lease, even if approximations, shall govern and control over any actual measurement of the Premises. The Rent provided in this Lease shall not be modified or changed by reason of any measurement or re-measurement of the Premises that may occur after the date of this Lease, and is agreed by Landlord and Tenant to constitute the negotiated rent for the Premises.

         33.11 NAME. Tenant shall not use the name of the Building for any purpose other than as an address of the business conducted by the Tenant in the Premises.

         33.12 PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements of understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

         33.13 RECORDATION. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord.

         33.14 LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Rents, issues, and profits of the Project, and not against any other assets of Landlord, or its members individually, or of the shareholders, officers, directors, members, partners, or employees of any successors or assigns, except to the extent caused by Landlord's gross negligence or willful misconduct of Landlord. Without limiting the foregoing:

                  a. The sole and exclusive remedy shall be against assets of Landlord relating to the Premises, as described in Section 2;

                  b. No shareholder, director, officer, member, or partner of Landlord shall be sued or named as a party in any suit or action;

                  c. No service of process shall be made against any entity or individual other than a general partner of Landlord or Landlord's designated agent for service of process;

                  d. No individual or entity other than Landlord shall be required to answer or otherwise plead to any service or process;

                  e. No judgment may be taken against any individual or entity other than Landlord;

                  f. Any judgment taken against any individual or entity other than Landlord may be vacated and set aside at any time without hearing;

                  g. No writ of execution may at any time be levied against the assets of any individual or entity other than Landlord;

                  h. These covenants and agreements are enforceable both by Landlord and also by any shareholder, director, officer, member, or partner of Landlord.

                  Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

         33.15 SEVERABILITY. That any provision of this Lease is invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.

         33.16 TIME. Time is of the essence of this Lease and each of its provisions.

         33.17 WAIVER. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord's duly authorized representatives. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding Default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.

         33.18 NO WASTE. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises.

         33.19 QUIET ENJOYMENT. Provided Tenant observes its obligations under this Lease, its quiet enjoyment of the Premises throughout the Term shall not be disturbed.

34.      AUTHORITY OF TENANT.

         34.1 If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized by all necessary action of the directors of Tenant to execute and deliver this Lease in behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

         34.2 If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants the (s)he is duly authorized in accordance with Tenant's partnership agreement or limited liability company agreement by all necessary action of the partners or members or managers of Tenant to execute and deliver this Lease on behalf of Tenant, and, and that this Lease is binding upon Tenant in accordance with its terms.

35. FINANCIAL STATEMENTS. Tenant shall furnish to Landlord upon request Tenant's most recent annual audited financial statements. If requested by Landlords Lender Tenant shall furnish to Landlord from time to time, within 30 days of request, Tenant's most recent financial statements, including at a minimum a balance sheet, income statement and statement of changes in financial condition, or the equivalent, dated as of and for a period ending not more than one quarter prior to the date of delivery. Such statements shall be in the form furnished to Tenant's principal lender and/or to Tenant's shareholders or other owners, but at a minimum shall be reviewed or compiled by an independent certified public accountant. Tenant shall accompany such statements with a certificate of its chief financial officer that the statements fairly present the financial condition and results of operations of Tenant as of and for the period ending on the date of such statements.

36. BROKERAGE FEE. Landlord shall pay a market standard brokerage fee equal to the sum of five percent (5%) of the aggregate Base Monthly Rent for the first sixty months of the Lease Term, plus two and one-half percent (2-1/2%) of the aggregate Base Monthly Rent for the next thirty-six
         (60) months. The total brokerage fee shall be reduced by $31,007, which will be credited to Tenant as payment towards its first months rent due. The commission shall be due and payable 10 days after the expiration of Tenants right to cancel lease as specified in Section 24 of this Lease. The brokerage fee shall be split evenly between the two agents listed in Section 1 of this Lease. Each party represents and warrants to the other that it has not had dealings with any real estate broker or agent, or salesperson other than the agents identified in
         Section 1, such that the other party would have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent salesperson has asserted any claim or right to any such commission or other compensation. Each party so representing and warranting shall defend and indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees) whatsoever that may arise out of the breach of such representation and warranty.

         EXECUTED the day and year above written.

LANDLORD:

LAGUNA SOUTH EXCHANGE LLC,
a Washington limited liability company
By Exchange Properties Corporation,
a Washington corporation, Member
---------------------------------------


By:
      ---------------------------------

Its:
      ---------------------------------


TENANT:

ADVANCED DIGITAL INFORMATION
CORPORATION, a Washington corporation
---------------------------------------


By:   /s/ Jon Gacek
      ---------------------------------

Its:   CFO
      ---------------------------------

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF__________________)



     On this _____ day of ______________________,____, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared _____________________, to me known to be the ________________ of
_________________, the ______________ that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly authorized to execute the said instrument on behalf of said corporation.


     WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.



                   ___________________________________________________________

                   Name_______________________________________________________

                   NOTARY PUBIC in and for the State of Washington residing at

                   __________________________________________________________.

                   My commission expires ____________________________________.


STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )


     On this 9th day of MARCH 2000, before me, the undersigned, a Notary Public in and for the State of WASHINGTON, personally appeared JON GACEK, to me known to be the Sr. VP & CFO of ADIC, the tenant that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said ______________, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of the ADIC.

     WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.


[SEAL]             /s/ Pauline Dorothy Arevalo
                   -----------------------------------------------------------
                   Name    Pauline Dorothy Arevalo
                         -----------------------------------------------------
                   NOTARY PUBLIC in and for the State of Washington residing at Kirkland.
                   My commission expires 01-20-03.

                                   EXHIBIT A

                                  THE BUILDING




                                     [MAP]

                                   EXHIBIT B

                               LEGAL DESCRIPTION




LEGAL DESCRIPTION:

THAT PORTION OF LOTS 18 AND 19 OF MARYMOOR BUSINESS CAMPUS, AS PER PLAT RECORDED IN VOLUME 117 OF PLATS, PAGES 25 THROUGH 29, RECORDS OF KING COUNTY, AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 18;
THENCE SOUTH 88 DEG. 12' 44" EAST ALONG THE SOUTH LINE OF SAID LOTS 18 AND 19, A DISTANCE OF 342.77 FEET;
THENCE NORTH 01 DEG. 47' 16" EAST PARALLEL WITH THE WEST LINE OF LOT 19, A DISTANCE OF 414.97 FEET TO THE NORTHERLY LINE OF SAID LOT 19;
THENCE NORTH 88 DEG. 12' 44" WEST 3.17 FEET TO A POINT OF CURVE IN SAID NORTHERLY LINE;
THENCE ALONG SAID CURVE TO THE LEFT, HAVING A RADIUS OF 25.00 FEET THROUGH A CENTRAL ANGLE OF 38 DEG. 12' 48", AN ARC DISTANCE OF 16.67 FEET TO A POINT OF REVERSE CURVE IN SAID NORTHERLY LINE;
THENCE ON SAID CURVE TO THE RIGHT ALONG SAID NORTHERLY LINE AND THE NORTHEASTERLY LINE OF SAID LOT 18, HAVING A RADIUS OF 45.00 FEET, THROUGH A CENTRAL ANGLE OF 128 DEG. 12' 48", AN ARC DISTANCE OF 100.70 FEET TO THE NORTH LINE OF SAID LOT 18;
THENCE NORTH 88 DEG. 12' 44" WEST 255.00 FEET TO THE NORTHWEST CORNER OF SAID LOT 18;
THENCE SOUTH 01 DEG. 18' 42" WEST 444.99 FEET TO THE POINT OF BEGINNING;

(ALSO KNOWN AS PARCEL 1 OF CITY OF REDMOND LOT LINE ADJUSTMENT NO. SS-83-42, RECORDED UNDER RECORDING NO. 8312291131);

SITUATE IN THE CITY OF REDMOND, COUNTY OF KING, STATE OF WASHINGTON.

                                   EXHIBIT C

                           NEW PARKING CONFIGURATION




               SECTION 12, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M.



                                     [MAP]

                          RIDER--OPTION TO EXTEND TERM


         R1. Tenant shall have one (1) option to extend the Term for an additional five (5) years (the "Extended Term"), provided that Tenant is not in default at the time of exercise of the option or commencement of the Extended Term (unless the default is cured within any applicable cure period). Tenant shall exercise that option by giving Landlord written notice of its election to do so no less than nine (9) months prior to the end of the Term ("Tenant's Notice of Exercise"). The exercise of such option to extend shall be for the entire Premises and shall be on the same terms and conditions as set forth in the Lease except that the Base Monthly Rent shall be adjusted as set forth below. The option provided in this Rider is personal to Tenant and may not be exercised by any assignee of Tenant or subtenant of the Premises and may not be exercised during any period in which more than fifty percent (50%) of the RSF of the Premises is subleased by Tenant.

         R2. Upon receipt of Tenant's Notice of Exercise, Landlord shall advise Tenant in writing of Landlord's calculation of the Base Monthly Rent for the Extended Term, which shall be equal to the fair market rental value of the Premises for a five (5) year term, but not less than Base Monthly Rent during the Term (the "Fair Market Rental"), not later than six (6) months prior to the end of the Term. If Tenant disagrees with such calculation, it shall advise Landlord in writing thereof within twenty (20) days thereafter, and the parties shall promptly meet to attempt to resolve their differences. If these differences as to Fair Market Rental are not resolved within a two (2) month period, then the parties shall submit the matter to arbitration in accordance with the terms of paragraph C below so that Fair Market Rental is determined no later than three (3) months prior to the end of the Term.

         R3. If the parties are unable to reach agreement on Fair Market Rental during the period specified in paragraph B, then within ten (10) days thereafter either party may advise the other in writing of the name and address of its arbitrator. The arbitrator shall be a licensed commercial real estate broker or appraiser (MAI or member of a successor or similar institution) with at lease ten (10) years experience dealing with rental rates in the Redmond, Washington and greater Eastside areas. The duty of any and all arbitrator(s) appointed under this paragraph shall be to determine the Fair Market Rental. In doing so, Fair Market Rental for purposes of this determination shall not include the value of any improvements made by Tenant to the Premises; provided that, if Landlord reimburses Tenant for the unamortized costs of those improvements (using a 15-year straight-line amortization schedule to determine those costs), the value of those improvements shall be included in the determination of Fair Market Rental.

         R3.1 Within ten (10) business days after receipt of such notice from the initiating party (the "Instigator") designating its arbitrator, the other party (the "Recipient") shall give notice to Instigator, specifying the name and address of the person designated by Recipient to act as arbitrator on its behalf who shall be similarly qualified. If Recipient fails to notify Instigator of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Instigator shall be the arbitrator to determine the issue. If two (2) arbitrators are so chosen the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed. The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall have no power to modify the provisions of this Lease. Any decision rendered by an arbitrator or arbitrators concerning Fair Market Rental shall be in writing and delivered in counterparts to the parties.

         R3.2 If within ten (10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rental, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf or both, may request appointment of such a qualified person by the then presiding judge of King County Superior Court acting in his or her private non-judicial capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The request to the presiding judge shall include a request to make that appointment within ten (10) business days. The person appointed by the presiding judge shall be the third arbitrator, and the parties agree to indemnify and hold the presiding judge fully and completely harmless from and against all claims arising out of the presiding judge's appointment of that arbitrator.

         R3.3 The three (3) arbitrators shall decide the dispute by following the procedure set forth in this Section. Within ten (10) business days after appointment of the third arbitrator, the arbitrators selected by each of the parties shall state in writing his or her determination of the Fair Market Rental supported by the reasons therefor with counterpart copied to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rental. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination shall constitute the decision of the arbitrators and be final and binding upon the parties. The third arbitrator shall render his or her decision in writing, with counterpart copies to each party, within ten (10) business days after submission of the proposed resolutions by the other two arbitrators.

         R3.4 In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator. Each party shall pay the fee and expenses of its respective arbitrator and both shall share equally the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnessses.